Exhibit 99.1

CONTACTS:	Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com
Lorenz Houston, Diego Pellicer – Washington, 206-624-0070, lorenz@diego-pellicer.com
Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

WEBSITES:	Seattle Store, wa.diego-pellicer.com; Corporate, www.diego-pellicer.com

FOR IMMEDIATE RELEASE

Diego Pellicer – Washington Introduces “El Dorado:”

The World’s Only $10,000, 24-Karat Gold Cannabis Cigar

First, one-of-a-kind cannagar just purchased; additional custom cannagars available for order.

SEATTLE (June 20, 2018) – It is truly an incredible smoke: 28 grams of sought-after Tangie flower, wrapped in solvent-free hash rosin, then covered in a layer of premium cannabis fan leaves, and finally wrapped in a layer of 24-karat, edible gold leaf. Diego Pellicer – Washington today announced that it has sold its first $10,000 cannagar. While the “El Dorado” Gold Cannagar, commissioned exclusively for Diego Pellicer, has just found a connoisseur to savor it, additional custom-made, one-of-a-kind cannagars can be conjured and ordered from Diego Pellicer in Seattle, 2215 4th Ave S.

“Whether they choose to indulge in a luxurious custom-made cannagar as a keepsake, or savor every moment of its smoke, whomever becomes a caretaker of one of these fine cannagars is in for an experience beyond words,” said Alejandro Canto, chief operating officer, Diego Pellicer – Washington. “Our first commissioned ‘El Dorado’ Gold Cannagar flushes the senses with a tangerine orchard from the Tangie flower while the formidable 15-inch-long cannagar ensures 20 hours of pleasure as smokers sparkle their way to bliss.”

The Cannagar Connoisseur’s Accoutrements

In addition to the best-in-class flower from award-winning Gold Leaf Gardens and striking gold wrapper, the “El Dorado” Gold Cannagar features a 14-karat gold band plus a 24-karat gold cutter and torch all packaged in its own humidor. It has been expertly crafted by Leira and comes with a sealed certificate of authenticity.

“Diego Pellicer is a premium marijuana brand and our customers have come to expect the best,” said Ron Throgmartin, chief executive officer of Diego Pellicer Worldwide, Inc., the branding and retail development company for Diego Pellicer – Washington. “This Gold Cannagar is truly the highest quality possible and the essence of what makes the Diego Pellicer experience stand out from the rest.”

—more—

$10,000 Gold Cannagar from Diego Pellicer / Page Two

In addition to custom cannagars for order, other fine Leira cannagars available at Diego Pellicer in Seattle include; the “Cannarillo,” $100; the “Corona,” $420; and, the “Ambassador,” $1600.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand and retail development company. The company actively seeks, develops and leases legally compliant real estate, including turnkey cultivation and processing facilities as well as high-end, branded retail stores to licensed marijuana operators. When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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